SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest
event reported)                              May 17, 2006
                                 -----------------------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                   000-17962                43-1461763
------------------------------     ----------------     ------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


   4551 W. 107th Street, Overland Park, Kansas                    66207
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    (Address of principal executive offices)                    (Zip Code)



                                 (913) 967-4000
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              (Registrant's telephone number, including area code)


                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR
     230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17 CFR
     240.14a-12)

[  ] Pre-commencement  communications  pursuant   to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

         On May 17, 2006, Applebee's International, Inc. (the "Company") announced the resignation of John C. Cywinski, Executive Vice President and Chief Marketing Officer as of July 31, 2006 (the "Resignation Date").

         In connection with Mr. Cywinski's resignation, the Company and he entered into a Separation Agreement, Release and Waiver (the "Agreement"). Under the terms of the Agreement, Mr. Cywinski will receive his normal salary through the Resignation Date and will be entitled to use any earned but unused vacation prior to the Resignation Date. Subsequent to the Resignation Date, no additional vacation will be paid and eligibility to participate in any employee benefit plans will be governed by the terms and provisions of those plans.

         The Agreement provides for the following separation benefits if Mr. Cywinski complies with the other terms of the Agreement:

1. Mr. Cywinski will be offered a Consulting Agreement (the "Consulting Agreement") in the form attached to the Agreement, pursuant to which he will consult with the Company for a period of approximately 12 weeks, ending October 20, 2006, in exchange for a consulting fee equal to 12 weeks of his base salary as of the date of the Agreement, and reimbursement of actual and reasonable expenses.

2. Upon expiration of the Consulting Agreement and receipt by the Company of a notice that he remains unemployed, Mr. Cywinski will be eligible to receive separation pay in an amount equal to his base salary minus normal withholdings and deductions for an additional period of 30 weeks or until he becomes employed, whichever occurs first. Failure to provide notice of employment will obligate him to repay any separation pay and COBRA premiums received after the date of employment.

3. If Mr. Cywinski elects to continue health benefit coverage under COBRA following the Resignation Date, the Company will pay a portion of such COBRA premiums so that his portion of the premium is no greater than his current employee premium.

4. If on the Resignation Date, Mr. Cywinski signs and does not revoke a Post-Resignation Release and Waiver in the form attached to the Agreement, he will be eligible to receive a bonus, to be paid on March 1, 2007 (or such other date that 2006 bonuses are paid to officers of the Company) equal to but no greater than 5/12 of his current 2006 bonus target.

         In exchange for the Agreement and separation benefits, Mr. Cywinski agrees (1) to release the Company from any and all claims and causes of action which he may have prior to the execution of the Agreement; (2) not to disparage the Company or its employees; (3) protect all confidential information of the Company from disclosure; (4) for a period of 12 months following the Resignation Date, not to compete with the Company in any manner with respect to certain designated restaurant companies and casual dining concepts as set forth in the

Agreement; and (5) not to employ, solicit or recruit any employee of the Company for a period of 12 months following the Resignation Date.

         A breach of any provision of the Agreement by Mr. Cywinski shall entitle the Company to stop any future payments and recover any previous separation benefits paid. If Mr. Cywinski revokes the Agreement within the time specified in the Agreement, he will not be entitled to receive any of the separation benefits and must repay any separation benefits already received.

         The Post-Resignation Release and Waiver to be signed on the Resignation Date provides an additional release of the Company from any claims Mr. Cywinski may have prior to the execution of that release.

         The Consulting Agreement, which is attached to the Agreement and will be offered to Mr. Cywinski upon resignation, provides that he will provide services to the Company relating to marketing, advertising, menu, guest traffic and related matters, on an as needed basis. As compensation for these services he will receive a total fee of $95,331, payable in equal bi-weekly installments. He will also be reimbursed for all actual and reasonable expenses. The Agreement will terminate on October 20, 2006. The Consulting Agreement also provides for certain indemnification and confidentiality obligations of Mr. Cywinski with respect to performance of his services for the Company.

         The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Company's press release announcing the resignation of Mr.
Cywinski is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

         (d)      Exhibits

         10.1     Separation Agreement, Release and Waiver dated May 17, 2006.

         99.1     Press release dated May 17, 2006

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:  May 18, 2006

                                           APPLEBEE'S INTERNATIONAL, INC.


                                        By:   /s/ Steven K. Lumpkin
                                           ----------------------------------
                                           Steven K. Lumpkin
                                           Executive Vice President and
                                           Chief Financial Officer

                                  Exhibit Index


Exhibit Number       Description
--------------       -----------------------------------------------------------
     10.1            Separation Agreement, Release and Waiver dated May 17, 2006

     99.1            Press release dated May 17, 2006